PLEDGE AND SECURITY AGREEMENT
     This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), made as of this 10th day of July, 2007, by and between Laurus Master Fund. Ltd. (“Laurus”) and AILI Holding Corp., a Delaware corporation (“Pledgor”).
BACKGROUND
     Pursuant to a Secured Promissory Note dated as of the date hereof made by Pledgor in favor of Laurus in the original principal amount of $10,000,000 (as amended, modified, supplemented and restated from time to time, the “Note”), Laurus provides Pledgor with certain financial accommodations.
     In order to induce Laurus to provide the financial accommodations described in the Note and to secure Pledgor’s obligations to Laurus under the Note, Pledgor has agreed to pledge and grant a security interest in the collateral described herein to Laurus on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. All capitalized terms used herein which are not defined shall have the meanings given to them in the Note.
     2. Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of (a) all the obligations and liabilities of Pledgor to Laurus under the Note and (b) all other indebtedness, obligations and liabilities of Pledgor to Laurus whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due arising under this Agreement and the Note ((a) and (b) collectively, the “Indebtedness”), Pledgor hereby assigns, transfers and pledges, assigns, hypothecates, transfers and grants to Laurus, a security interest in the personal property described on Schedule A annexed hereto and all interest, dividends, options, warrants, increases, profits and income received therefrom, and all substitutions therefor and in all proceeds thereof in any form (collectively, the “Collateral”).
     3. Representations and Warranties of Pledgor. Pledgor represents and warrants to Laurus (which representations and warranties shall be deemed to continue to be made until the Termination Date (as such term is hereinafter defined) that:
          (a) The execution, delivery and performance by Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor.
          (b) This Agreement constitutes the legal, valid, and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as may be limited by general equity principles and the effect of applicable bankruptcy, insolvency or similar laws relating to or affecting creditors’ rights generally.

          (c) No consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for the execution, delivery and performance of this Agreement or, the exercise by Laurus of any rights with respect to the Collateral or for the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder.
          (d) There are no pending or, to Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral.
          (e) Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to Laurus in accordance with the terms of this Agreement.
          (f) Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Laurus hereunder and any lien on the Collateral that may be held by the institution at which the Account (as hereinafter defined) that constitutes part of the Collateral is located (collectively, “Permitted Liens”), the Collateral is free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”).
          (g) The pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in Laurus all rights of Pledgor in the Collateral as contemplated by this Agreement.
     4. Affirmative Covenants. Until the Termination Date, Pledgor shall:
          (a) Defend the Collateral against the claims and demands of all other parties and keep the Collateral free from all Liens, except for the Permitted Liens.
          (b) In the event Pledgor comes into possession of any portion of the Collateral, hold the same in trust for Laurus and deliver to Laurus such Collateral in the form received no later than one (1) business day following Pledgor’s receipt thereof.
          (c) In the event any portion of the Collateral is held by a third party, take all action that Laurus may reasonably request so as to maintain the validity, enforceability, perfection and priority of Agent’s security interest in the Collateral.
          (d) Within two (2) business days of obtaining knowledge of any person or entity asserting a lien, encumbrance or adverse claim against the Collateral, notify Laurus of same.
          (e) Furnish to Laurus such other information relating to the Collateral as the Laurus may from time to time reasonably request.
          (f) Within fifteen (15) days following the receipt thereof by Pledgor, provide Laurus a copy of all statements relating to the accounts set forth on Schedule A (the “Accounts”).

          (g) If the Collateral includes securities or any other financial or other asset maintained in a securities account or deposit account (as such term is defined in Article 9 of the Uniform Commercial Code, as adopted in New York), cause the securities intermediary, or other financial institution, on whose books and records the ownership interest of Pledgor in the Collateral appears, to execute and deliver immediately a notification and control agreement (each a “Control Agreement”) satisfactory to Lauras in its sole discretion in order to perfect and protect Laurus’ Lien in the Collateral.
          (h) Following Lauras’ request at any time and from time to time, at Pledgor’s sole expense, promptly take such action and execute and deliver Control Agreements and further instruments, agreements and documents as Laurus may reasonably request in order to more fully perfect, evidence or effectuate the pledge and assignment hereunder and the security interest granted hereby and to enable Laurus to exercise and enforce its rights and remedies hereunder. Pledgor authorizes Lauras to file one or more financing or continuation statements under the Uniform Commercial Code of the State of New York as in effect from time to time (the “UCC”) relating to the Collateral, naming Lauras as “secured party”.
     5. Negative Covenants. Until such time as the Indebtedness has been paid in full and the Note has been irrevocably terminated, Pledgor shall not, without the written consent of Laurus, (a) sell, convey, or otherwise dispose of any of the Collateral or any interest therein, (b) incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than the Permitted Liens, (c) withdraw any money or property from the Account and/or (d) make any trades in the Account except to purchase common shares of AVP to the extent permitted under Section 3.10 of the Note.
     6. Events of Default.
          The term “Event of Default” wherever used herein shall mean the occurrence of any one of the following events:
          (a) An “Event of Default”, as such term is defined in the Note, shall have occurred;
          (b) Pledgor’s failure to comply with or perform any of its undertakings or obligations under any agreement between Pledgor and Lauras including, without limitation, this Agreement or the Note;
          (c) Any representation, warranty, statement or covenant made or furnished to Lauras by or on behalf of Pledgor in connection with this Agreement proves to have been false in any material respect when made or furnished or is breached, violated or not complied with;
          (d) Pledgor shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case or proceeding under applicable federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) the filing of any petition or proceeding against it in any involuntary case or proceeding under such bankruptcy laws, or (vi) take any action for the purpose of effecting any of the foregoing;

          (e) The Collateral is subjected to levy of execution, attachment, distraint or other judicial process; or the Collateral is the subject of a claim (other than a Permitted Lien) of a Lien or other right or interest in or to the Collateral; or
          (f) Pledgor’s failure to comply with or perform any of its undertakings or obligations under any Control Agreement.
     7. Remedies.
          Upon the occurrence and during the continuance of an Event of Default, Laurus may:
          (a) Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof) and/or otherwise deal with the Collateral in any and all respects as the holder thereof, in each case as Laurus may determine in its sole discretion;
          (b) Remove any Collateral from the Accounts;
          (c) Exercise voting, conversion, registration, purchase or other rights of holder of any of the Collateral;
          (d) Transfer the Collateral into its name or into the name of its nominee or nominees and/or cause the Accounts to be registered or transfer the Accounts to another securities intermediary or financial institution in the Agent’s name;
          (e) Require that all interest and dividends paid with respect to the Collateral be delivered to Laurus as additional collateral security for the Indebtedness; and
          (f) Subject to the requirements of applicable law, sell, assign and deliver the whole or, from time to time any part of the Collateral, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for such price or prices and on such terms as Laurus its sole discretion may determine.
          Pledgor acknowledges and agrees that five (5) days’ prior written notice of the time and place of any public sale of any of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Pledgor within the meaning of the UCC. Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. In addition to the foregoing, Laurus shall have all of the rights and remedies of a secured party under applicable law and the UCC.
     8. Proceeds of Collateral Agreement. The proceeds of any disposition under this Agreement of the Collateral pledged to it by Pledgor shall be applied as follows:
          (a) First, to the payment of all costs, expenses and charges of Laurus and to the reimbursement of Laurus for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, attorneys’ fees and expenses, court costs, any other expenses incurred or expenditures or advances made by Lauras in the protection, enforcement or exercise of its rights, powers or remedies hereunder;
          (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as Lauras may elect, whether or not such Indebtedness is then due;
          (c) Third, to such persons, firms corporations or other entities as required by applicable law including, without limitation, Section 9-615 of the UCC; and
          (d) Fourth, to the extent of any surplus to Pledgor or as a court of competent jurisdiction may direct.
     9. Waiver of Marshaling. Pledgor hereby waives any right to compel any marshaling of any of the Collateral.
     10. No Waiver. Any and all of Lauras’ rights with respect to the pledge, assignment and security interest granted hereunder shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Lauras in reference to any of the Indebtedness. Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance. No delay or extension of time by Lauras in exercising any power of sale, option or other right or remedy hereunder, and no failure by Lauras to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice Lauras’ right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.
     11. Expenses. The Collateral shall secure, and Pledgor shall pay to Lauras on demand, from time to time, all expenses, (including but not limited to, attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Lauras under this Agreement or with respect to any of the Indebtedness.
     12. Lauras Appointed Attorney-in-Fact and Performance by Lauras. Upon the occurrence and during the continuance of an Event of Default, Pledgor hereby irrevocably constitutes and appoints Lauras as Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which Lauras may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Lauras’ name. Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declare this power of attorney to be coupled with an interest and irrevocable. If Pledgor fails to perform any agreement herein contained, Laurus may itself perform or cause performance thereof, and any expenses of Laurus incurred in connection therewith shall be paid by Pledgor as provided in Section 11 hereof.
     13. Dividends and Interest. All dividends and interest paid with respect to the Collateral shall constitute part of the Collateral.
     14. Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
     15. Termination; Release of Liens. This Agreement shall terminate and Laurus agrees to release its Lien on the Collateral upon the irrevocable termination of the Note and the payment in full of the Indebtedness (the “Termination Date”).
     16. Miscellaneous.
          (a) This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.
          (b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.
          (c) In the event that any provision of this Agreement or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.
          (d) This Agreement shall be binding upon Pledgor, and Pledgor’s successors and assigns, and shall inure to the benefit of Laurus and its successors and assigns.
          (e) Any notice or request hereunder may be given to Pledgor or to Laurus at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change or address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, or (c) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) Business Days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)	If to Laurus:	Laurus Master Fund, Ltd.
c/o Laurus Capital Management, L.L.C.
335 Madison Avenue, 10th Floor
New York, New York 10017
Attention: Portfolio Services.
Telephone: (212) 541-5800
Facsimile: (212) 541-4434

	with a copy to:	Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Scott J. Giordano, Esq.
Telephone: 212-407-4104
Telecopy: 212-407-4990

(B)	If to Pledgor:	AILI Holding Corp.
c/o Mark Leben
333 Stanley Avenue
Brooklyn, New York 11207
Telephone: 718-566-7763
Telecopy: 718-566-7766

	with a copy to:	Propp Lubell & Lapidus, LLP
1550 Broadway, 21st Floor
New York, New York 10036
Attention: Mitchell Lapidus, Esq.
Telephone: 212-986-7714
Telecopy: 212-687-0056
          (f) This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York (without regard to principles of conflicts of law) applied to contracts to be performed wholly within the State of New York.
          (g) PLEDGOR AND LAURUS EACH HEREBY EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND PLEDGOR AND LAURUS EACH HEREBY

FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT BY TRIAL BY JURY.

          (h) PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST LAURUS INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.
          (i) This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.
[Signature Page to Follow]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

AILI HOLDING CORP.
By:	/s/ Michael Ribowsky
Name:
Title:

LAURUS MASTER FUND, LTD.
By:
Name:
Title:

SIGNATURE PAGE TO
PLEDGE AND SECURITY AGREEMENT

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

AILI HOLDING CORP.
By:
Name:
Title:

LAURUS MASTER FUND, LTD.
By:	/s/ David Grin
	Name:	David Grin
	Title:	Director

SIGNATURE PAGE TO
PLEDGE AND SECURITY AGREEMENT

STATE OF NY	)
): ss.:
COUNTY OF QUEENS	)
          On the 10th day of July, 2007, before me personally came Michael Ribowsky, to me known, who, being by me duly sworn, did depose and say that he is a duly authorized signatory of AILI Holding Corp., the entity described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto on behalf of said entity.

/s/ Juanita Morell Notary Public

STATE OF NEW YORK	)	Juanita Morell
COUNTY OF NEW YORK	ss. )	Notary Public State of New York No. 01MO6002790 Qualified in Queens County Certified in Queens County Commission Expires Oct 5, 2010

          On the                 day of July, 2007, before me personally came                    , to me known, who, being by me duly sworn, did depose and say that he is a duly authorized signatory of Laurus Master Fund, Ltd., the entity described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto on behalf of said entity.

Notary Public
SIGNATURE PAGE TO
PLEDGE AND SECURITY AGREEMENT

STATE OF	)
): ss.:
COUNTY OF	)
          On the            day of July, 2007, before me personally came                    , to me known, who, being me duly sworn, did depose and say that he is a duly authorized signatory of AILI Holding Corp., the entity described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto on behalf of said entity.

Notary Public

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)
          On the 10th day of July 2007, before me personally came David Grin, to me known, who, being by me duly sworn, did depose and say that he is a duly authorized signatory of Laurus Master Fund, Ltd., the entity described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto on behalf of said entity.

/s/ Davendra Singh
Notary Public

DAVENDRA SINGH Notary Public, State of New York No. 01SI6124859 Qualified in Queens County Commission Expires April 4, 2009
SIGNATURE PAGE TO
PLEDGE AND SECURITY AGREEMENT

SCHEDULE A
Description of Collateral
     All of Pledge’s right, title and interest in and to account number 12U411196407 maintained with Legend Merchant Group, and all interest, dividends, options, warrants, increases, profits and income received therefrom, all substitutions therefor and all proceeds thereof.
PLEDGE AND SECURITY AGREEMENT